Contract Agreement

THIS Agreement is made this date the 18th day of September 2014 by and between the parties herein:

BETWEEN:   East Winds Holding Corp.

HEREAFTER REFERRED TO AS "EWH”.

AND:                    Green Meadow Products, Inc.

HEREAFTER REFERRED TO AS "GM”.

WHEREAS:

A]            EWH Desires to contract with GM for the non exclusive sub-licensing rights for the Green Meadow pet pain relief formula for dogs and cats for the territory of the United States with the exception of Virginia and North Carolina..

B]            Subject to the terms and conditions set forth, GM desires to sell the non exclusive sub-licensing rights for a pain relief formulation for dogs to and cats for the United States with the exception of Virginia and North Carolina to EWH.

NOW THEREFORE WITNESSETH that in consideration of the recitals and mutual promises, covenants and conditions, representations and warranties outlined herein, the parties by their signatures attached herewith agree to the following:

Article I

Terms of Agreement

1.1          Per this agreement both GM and EWH agree that EWH will pay $15,000.00 for the licensing rights for the pain relief formula for dogs and cats.

1.2          Both parties agree that EWH shall have the right to manufacture the pain relief formula and to distribute the formula under their private label within the Unites States with the exception of Virginia and North Carolina. Further that EWH will be able to private label and sell the product wherever it chooses for a price that EWH determines, without influence from GM.

1.3          Both parties further agree that GM shall have the right to purchase the product from EWH at EWHÕs cost plus 10% (of the price EWH receives the product from the manufacturer, including packaging, but not labeling or shipping). Further that if GM should establish a manufacturer and both parties are in agreement, EWH shall have the right to purchase the product from GM at a price of cost plus 15% (of the price GM receives the product from the manufacturer, including packaging, but not labeling or shipping).

1.4          Both parties also agree that GM will still own the licensing rights to the formula and shall have the right to manufacture, license and sell the product under GMÕs label wherever it chooses and for a price that GM determines.

1.5          Both parties further agree that GM will own the rights to the formula; however EWH through its sub licensing rights will be able to manufacture the pain relief formula at a manufacturer of its choosing. Once manufactured, EWH will have the right to sell the product in the United States only, with the exception of Virginia and North Carolina. Under no circumstance does this agreement give EWH the right to sub-license the formulation to another party.

1.6          This agreement shall be binding in perpetuity

1.7          GM and EWH both agree that this agreement will be final upon final payment.

1.8          This agreement shall be binding upon signing by both parties.

1.9          This Agreement may be signed in counterpart, whereas such counterparts together shall constitute one and the same as a full and effective agreement, any facsimile shall be construed as an original document.

                                                                                                      ARTICLE II

                                                 REPRESENTATIONS AND WARRANTIES OF EWH

                  EWH represents and warrants to GM that:

2.12 AUTHORITY. The board of directors of EWH has authorized the execution of this Agreement and the consummation of transaction contemplated herein. EWH has full power to deliver, execute and perform this Agreement and this Agreement is a valid, legal and binding obligation of EWH and is enforceable in accordance with it's terms and conditions.

2.16 INDEMNIFICATION. EWH agrees to defend and hold GM harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by EWH to perform any of it's respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by EWH under this Agreement.

                                                                                                     ARTICLE III

                  GM represents and warrants to EWH that:

3.10 COMPLIANCE WITH LAWS. GM has complied with and is not in violation of applicable federal, state and local laws, statutes and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting it's properties or the operation of it's business.

3.12 AUTHORITY. GM has full power to deliver, execute and perform this Agreement and this Agreement is a valid, legal and binding obligation of GM and is enforceable in accordance with it's terms and conditions.

3.15 ASSETS. GM has good and marketable title to the GMÕs assets, free and clear of any and all liens, claims and encumbrances of any nature, form or description.

3.16 INDEMNIFICATION. GM agrees to defend and hold EWH harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by GM to perform any of it's respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by GM under this Agreement.

                                                                                                    ARTICLE IV

                                                                                            MISCELLANEOUS

9.1 CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only and shall in no way be deemed to define, limit or add to the meaning of any provision of this agreement.

9.2 NO ORAL CHANGE. This Agreement and any provisions hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9.3 NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, provision or condition of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this agreement to be performed with the knowledge of the breach or failure of a covenant, provision or conditions hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by any party shall be construed as a waiver with respect to any other or subsequent breach.

9.4 TIME OF ESSENCE. Time is the essence of this Agreement and of each and every provision hereof.

9.5 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings. Further that this agreement supercedes the previous agreement dated September 8, 2014.

9.6 CHOICE OF LAW. This Agreement and it's application shall be governed by the laws of the State of Wyoming.

9.7 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if given personally on the party to whom notice is to be given or on the third day after mailing to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed.

9.9 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this agreement.

9.10 EFFECT OF CLOSING. All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for in it shall survive the closing of this Agreement.

9.11 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.12 BROKERS. The parties hereto represent that no finder's fee has been paid or is payable by any party. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of it's dealings, arrangements or agreements with any such broker or person.

9.13 ANNOUNCEMENTS. GM and EWH will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

9.14 EXPENSES. Each party will pay it's own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

9.15 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and agreements of the parties set forth in this Agreement shall survive the Closing irrespective of any investigation made for or on behalf of any party.

                  AGREED TO AND ACCEPTED as of the date first above written:

Green Meadow Products, Inc.

BY: /s/ Stan Windhorn

Stan Windhorn, Pres., Green Meadow Products, Inc.

East Winds Holding Corp.

BY: /s/ David Funderburk

David Funderburk, Pres., East Winds Holding Corp.